Exhibit 10.11

AMENDED AND RESTATED

MATTERPORT, INC. 2011 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

[Participant Name]

You have been granted a Restricted Stock Unit award (an “Award”) covering the number of Restricted Stock Units (the “RSUs”) set forth below, each of which represents one (1) share of the Stock of Matterport, Inc., a Delaware corporation (the “Company”). The RSUs are subject to all of the terms and conditions set forth in this Restricted Stock Unit Grant Notice (the “Grant Notice”), the attached Restricted Stock Unit Agreement (the “RSU Agreement”) and the Amended and Restated Matterport, Inc. 2011 Stock Incentive Plan (the “Plan”), all of which are attached hereto and incorporated herein in their entirety. Unless otherwise defined in this Grant Notice, the terms used in this Grant Notice shall have the meanings defined in the Plan. In the event of any conflict between the terms of this Grant Notice and the Plan, the terms of the Plan will control.

Two vesting requirements must be satisfied in order for the RSUs to vest: (i) a time and service-based requirement that you remain in Service over the period of time set forth in the “Service-Based Requirement” below and (ii) a requirement that a Liquidity Event (as defined below) occur during your Service as set forth in the “Liquidity Event Requirement” below. Your RSUs will not vest (in whole or in part) if only one (or if neither) of such requirements is satisfied on or before the RSU Expiration Date. The “vesting date” for a particular tranche of RSUs will be the first date upon which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied with respect to that particular tranche of RSUs.

Date of Grant: _______________
Total Number of RSUs: _______________ Vesting Commencement _______________ Date:
Service-Based Requirement:	Subject to the terms and conditions set forth in Section 2 of the RSU Agreement, so long as the Participant’s Service does not terminate (and provided that no vesting shall occur following the Termination Date (as defined in Section 7 of the RSU Agreement)), the RSUs shall satisfy the Service-Based Requirement in accordance with the following schedule: 25% of the Total Number of RSUs shall satisfy the Service-Based Requirement on the one year anniversary of the Vesting Commencement Date and 1/16th of the Total Number of RSUs shall satisfy the Service-Based Requirement on each quarterly (3-month) anniversary thereafter (and if there is no corresponding day, on the last day of the month).

Liquidity Event Requirement:	The Liquidity Event Requirement shall be satisfied upon the first to occur of a Public Listing (as defined below) or a Change in Control (as defined below) (a “Liquidity Event”), subject to Participant remaining in continuous Service through the consummation of such Liquidity Event.

A “Public Listing” occurs when (i) the Shares of the Company (or any successor or parent company thereof) become publicly traded on an internationally recognized stock exchange (as determined by the Company) or (ii) a transfer or conversion of Shares is made pursuant to a statutory merger or statutory consolidation of the Company with or into another corporation or corporations and the common stock of the surviving corporation or any direct or indirect parent corporation thereof is registered under the Exchange Act or otherwise publicly traded on an internationally recognized stock exchange (as determined by the Company).

For purposes of this Grant Notice and the RSU Agreement (and any other agreement governing vesting and/or accelerated vesting of the Award), “Change in Control” will have the meaning set forth in the Plan; provided, however, that any transaction which results in a Public Listing will not constitute a “Change in Control”.

Issuance Schedule:	RSUs that vest shall be settled in Shares in accordance with the issuance schedule set forth in Section 3 of the RSU Agreement.

By your signature and the signature of the Company’s representative below or by otherwise accepting this grant, you and the Company agree that this Award is granted under and governed by the terms and conditions of this Grant Notice and the Plan and the RSU Agreement, both of which are attached to and made a part of this Grant Notice. In addition, you agree and acknowledge that your rights to any Shares underlying this Award will vest only as you provide Services to the Company over time, that the grant of this Award is not as consideration for Services you rendered to the Company prior to your date of hire, and that nothing in this Grant Notice or the attached documents confers upon you any right to continue your employment, consulting relationship or other Service with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause, subject to applicable law. You further acknowledge and agree that you have reviewed the Plan and the RSU Agreement in their entirety, have had an opportunity to obtain the advice of counsel prior to accepting the RSUs and fully understand all provisions of the Plan, this Grant Notice and the RSU Agreement. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and RSU Agreement.

PARTICIPANT	MATTERPORT, INC.

James D. Fay

AMENDED AND RESTATED

MATTERPORT, INC. 2011 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

1. Grant of Restricted Stock Units. Matterport, Inc., a Delaware corporation (the “Company”), hereby grants to the person (the “Participant”) named in the Restricted Stock Unit Grant Notice (the “Grant Notice”), a restricted stock unit award (an “Award”) covering the number of units (the “RSUs”) set forth in the Grant Notice, each of which represents one (1) share of the Company’s Stock (the “Shares”), subject to the terms, definitions and provisions of the Amended and Restated Matterport, Inc. 2011 Stock Incentive Plan (the “Plan”) adopted by the Company, which is incorporated in this Restricted Stock Unit Agreement (the “Agreement”) by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Vesting. The RSUs shall be eligible to vest as set forth in the Grant Notice. Each tranche of RSUs that vests, or is scheduled to vest, as set forth in the Grant Notice is hereby designated as a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

Notwithstanding the foregoing, in the event that, within 12 months following the consummation of a Change in Control (as defined in the Plan; provided, however, that any transaction which results in a Public Listing will not constitute a “Change in Control”), Participant undergoes an Involuntary Termination (as defined below), then the vesting of the RSUs shall accelerate with respect to such total number of RSUs that would have vested during the 12 month period following such Involuntary Termination, effective immediately prior to the effective date of such Involuntary Termination.

For purposes of the Grant Notice and this Agreement, “Cause” means (i) willful failure by Participant to perform Participant’s duties and responsibilities to the Company after written notice thereof and a failure to remedy such failure within 30 days of such notice; (ii) commission by Participant of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to cause material injury to the Company, including conviction of a felony; (iii) material unauthorized use or disclosure by Participant of any confidential information of the Company or any other party to whom Participant owes an obligation of nonuse and nondisclosure as a result of Participant’s relationship with the Company; or (iv) material breach by Participant of any of Participant’s obligations under any written agreement with the Company.

For purposes of the Grant Notice and this Agreement, “Good Reason” means Participant’s resignation due to the occurrence of any of the following conditions which occurs without Participant’s written consent, provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (A) a material adverse change in Participant’s job position causing such position to be of materially less stature or of materially less responsibility, provided that neither a mere change in title alone nor reassignment following a Change in Control to a position that is substantially similar to Participant’s prior position (whether with the Company, a Successor Company or a division or unit thereof created out of the Company or its assets) shall constitute a material adverse change in Participant’s job position; (B) a change in the location of

Participant’s principal work site by more than 60 miles; or (C) a reduction in Participant’s then-current base compensation or other material adverse change to Participant’s working conditions, in each case in a manner that adversely affects Participant disproportionately as compared to other comparable employees or service providers of the Company. In order for Participant to resign for Good Reason, Participant must provide written notice to the Company of the existence of the Good Reason condition within 30 days of the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have 30 days during which it may remedy the Good Reason condition and not be required to provide for the acceleration described herein as a result of such proposed resignation. If the Good Reason condition is not remedied within such 30 day period, Participant may resign based on the Good Reason condition specified in the notice effective no later than 30 days following the expiration of the Company’s 30-day cure period.

For purposes of the Grant Notice and this Agreement, “Involuntary Termination” means a termination of Participant’s Service without Cause by the Company or a Successor Company or Participant’s resignation for Good Reason.

For purposes of the Grant Notice and this Agreement, “Successor Company” means the successor entity resulting from a Change in Control or a parent or subsidiary thereof.

Notwithstanding the vesting schedule set forth in the Grant Notice and anything to the contrary in the Plan, the Grant Notice, this RSU Agreement or any other prior or future agreement that purportedly applies to the RSUs, in no event shall the vesting or settlement of the RSUs be accelerated or deferred in connection with any event or otherwise unless such acceleration or deferral is specifically approved by the Board after taking into account the impact of such acceleration or deferral under the requirements of Section 409A of the Code, the regulations and other guidance there under and any state law of similar effect (collectively “Section 409A”).

3. Issuance Schedule.

(a) RSUs that vest upon satisfaction of both the Service-Based Requirement and the Liquidity Event Requirement shall be settled in Shares on a date determined by the Company, in its sole and absolute discretion, that is on or before the earlier of (i) March 15th of the year following the year in which the vesting date occurs, and (ii) the fifteenth (15th) day of the third month of the Company’s tax year following the year in which the vesting date occurs.

(b) For purposes of clarity, the Company shall not be required to settle all vested RSUs on the same date during the applicable periods set forth above. Further, notwithstanding anything stated in this RSU Agreement, the Plan or any other agreement applicable to the RSUs, the Company shall have the discretion to settle the RSUs prior to the time set forth herein to the extent permitted by Section 409A.

4. Expiration Date. The Grant Notice and this RSU Agreement shall expire and have no force or effect upon the earlier of (i) the date on which all RSUs set forth herein have either been settled or forfeited pursuant to the terms of the Grant Notice, this RSU Agreement (including, but not limited to, Section 7 herein), or the Plan, or (ii) the seven (7) year anniversary of the Date of Grant ((i) or (ii), the “RSU Expiration”). Upon the RSU Expiration, all RSUs shall be immediately forfeited to the Company and all rights of Participant to such RSUs shall immediately terminate.

5. No Stockholder Rights. Unless and until such time as Shares are issued pursuant to the Agreement in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs, including, without limitation, no right to dividends (or dividend equivalents) or to vote such Shares.

6. No Transfer. The Grant Notice, this Agreement, the RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

7. Termination. If Participant’s Service terminates at any time for any reason, all unvested RSUs shall be forfeited to the Company on the date that is three (3) months following such termination of Service (or the RSU Expiration, if earlier), and all rights of Participant to such RSUs shall immediately terminate at such time. Further, for purposes of the RSUs, Participant’s Service will be considered terminated as of the date Participant is no longer actively providing services to the Company, its Parent or Subsidiaries, regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any (the “Termination Date”), and, unless otherwise determined by the Company, Participant’s right to vest in the RSUs will terminate as of such date and will not be extended by any contractual notice period or any period of “garden leave” or similar notice period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any. The Company shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of the RSUs (including, subject to the terms of the Plan and applicable law, whether Participant may still be considered to be providing Services while on a leave of absence).

8. Responsibility for Taxes. As a condition to the grant, vesting, and settlement of the RSUs, Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or required deductions or payments legally applicable to him or her and related to the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs, or the participation in the Plan (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to the RSUs or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any Parent, Subsidiary or affiliate pursuant to applicable law), such as, but not limited to, personal income tax returns or reporting statements in relation to the receipt, vesting or settlement of the RSUs, the issuance of the Shares allocated to the RSUs, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends.

Participant further acknowledges that the Company and/or the Employer: (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Participant also understands that applicable law may require varying RSU or Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of Participant under applicable law. Notwithstanding the foregoing, Participant may elect to satisfy such tax and/or withholding obligations in cash by notifying the Company prior to the applicable vesting date in accordance with the procedure and completion of forms (if any) prescribed by the Company.

Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their tax and/or withholding obligations with regard to all Tax-Related Items by (i) withholding from Participant’s wages or other compensation paid to Participant by the Company or the Employer, (ii) withholding from proceeds of the sale of Shares acquired pursuant to the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent, (iii) withholding Shares that would otherwise be issued upon settlement of the RSUs or (iv) such other method as determined by the Company or the Employer to be in compliance with applicable law. Notwithstanding the foregoing, Participant may elect to satisfy such tax and/or withholding obligations in cash by notifying the Company prior to the applicable vesting date in accordance with the procedure and completion of forms (if any) prescribed by the Company.

Depending on the method of satisfying the tax and/or withholding obligations with regard to the Tax-Related Items, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable tax or withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld or over-paid amount in cash and will have no entitlement to the Share equivalent.

Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to pay, withhold or account for as a result of Participant’s receipt, vesting or settlement of the RSUs, the issuance or subsequent sale of the Shares allocated to the RSUs or the participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

9. Nature of Grant. In accepting the RSUs, Participant acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company;

(d) Participant is voluntarily participating in the Plan;

(e) the RSUs and the Shares allocated to the RSUs are not intended to replace any pension rights or compensation and are outside the scope of Participant’s employment contract, if any;

(f) the RSUs and the Shares allocated to the RSUs, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(g) the future value of the Shares is unknown, indeterminable, and cannot be predicted with certainty;

(h) if the RSUs are settled and Participants receives some or all of the Shares allocated to the RSUs, the value of such Shares may increase or decrease in value;

(c) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of Participant’s Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company or any of its Parents, Subsidiaries or affiliates (collectively, the “Company Group”), waives his or her ability, if any, to bring any such claim, and releases the Company Group from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(i) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(j) no entity in the Company Group shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar or the selection by the Company or any member of the Company Group in its sole discretion of an applicable foreign exchange rate that may affect the value of the RSUs (or the calculation of income or Tax-Related Items thereunder) or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of the Shares allocated to the RSUs.

10. Limitations on Transfer of Shares. Participant acknowledges and agrees that the Shares received under this Agreement are subject to (i) the terms and conditions that apply to the Company’s Stock, as set forth in the Company’s Bylaws, as may be in effect at the time of any proposed transfer (the “Bylaw Provisions”), and (ii) any other limitation or restriction on transfer created by applicable law. In addition to any other limitation on transfer created by applicable law, this Agreement, the Grant Notice and the Plan, Participant shall not assign, encumber or dispose of any interest in the Shares issued pursuant to this Agreement except to the extent permitted by, and in compliance with, the Bylaw Provisions, applicable law, and the provisions below.

(a) Right of First Refusal. Before any Shares held by Participant or any transferee of Participant (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares issued pursuant to this Agreement on the terms and conditions set forth in this Section 10(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (A) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (B) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (C) the number of Shares to be sold or transferred to each Proposed Transferee; (D) the terms and conditions of each proposed sale or transfer, including (without limitation) the purchase price for such Shares (the “Purchase Price”); and (E) the Holder’s offer to the Company or its assignee(s) to purchase the Shares at the Purchase Price and upon the same terms (or terms that are no less favorable to the Company).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase any or all of the Shares proposed to be sold or transferred to any one or more of the Proposed Transferees, at the Purchase Price. If the Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iii) Payment. Payment of the Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check or wire transfer), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof or any other method determined by the Company within 60 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(iv) Holder’s Right to Transfer. If any of the Shares proposed in the Notice to be sold or transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 10(a), then the Holder may sell or otherwise transfer any such Shares to the applicable Proposed Transferee at the Purchase Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice; provided that any such sale or other transfer is also effected in accordance with the Bylaw Provisions, and any applicable law and the Proposed Transferee agrees in writing that the Plan, the Bylaw Provisions, and the provisions of the Grant Notice and this Agreement, including this Section 10, shall continue to apply to the Shares in the hands of such Proposed Transferee. The Company, in consultation with its legal counsel, may require the Holder to provide an opinion of counsel evidencing compliance with applicable law. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(v) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 10(a) notwithstanding, the transfer of any or all of the Shares during Holder’s lifetime or on Holder’s death by will or intestacy to Holder’s Immediate Family or a trust for the benefit of Holder or Holder’s Immediate Family shall be exempt from the provisions of this Section 10(a). “Immediate Family” as used herein shall mean lineal descendant or antecedent, spouse (or spouse’s antecedents), father, mother, brother or sister (or their descendants), stepchild (or their antecedents or descendants), aunt or uncle (or their antecedents or descendants), brother-in-law or sister-in-law (or their antecedents or descendants) and shall include adoptive relationships, or any person sharing Holder’s household (other than a tenant or an employee). In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of the Plan, the Bylaw Provisions, and the provisions of the Grant Notice and this Agreement, including this Section 10, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 10, the Plan and the Bylaw Provisions.

(b) Company’s Right to Purchase upon Involuntary Transfer. In the event of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 10(a)(v) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase any or all of the Shares transferred at the Fair Market Value of the Shares on the date of transfer (as determined by the Company in its sole discretion). Upon such a transfer, the Holder shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice from the Holder.

(c) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the Plan, the Bylaw Provisions, the provisions of the Grant Notice and this Agreement, including, without limitation, Sections 10 and 14 of this Agreement. Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.

(e) Termination of Rights. The Right of First Refusal granted the Company by Section 10(a) above and the right to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 10(b) above shall terminate upon a Public Listing. Upon termination of such transfer restrictions, the Company will remove any stop-transfer notices referred to in Section 15(b) below and related to the restrictions in this Section 10 and a new stock certificate or, in the case of uncertificated securities, notice of issuance, for the Shares not repurchased shall be issued, on request, without the legend referred to in Section 15(a)(ii) below and delivered to Holder.

11. Investment and Taxation Representations. In connection with the receipt of the RSUs and the Stock upon settlement of the RSUs, Participant represents to the Company the following:

(a) Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares issued pursuant to this Agreement. Participant is or will be acquiring the Shares for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Participant does not have any present intention to transfer the Shares issued pursuant to this Agreement to any other person or entity.

(b) Participant understands that the Shares issued pursuant to this Agreement have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein.

(c) Participant further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the securities.

(d) Participant is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Participant understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this Section 11(d), Participant acknowledges and agrees to the restrictions set forth in Section 11(e) below.

(e) Participant further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s receipt of the RSUs, the vesting and/or settlement of the RSUs, the issuance of Shares allocated to the RSUs and/or the disposition of such Shares. Participant represents that Participant has consulted any tax consultants Participant deems advisable in connection with the receipt of the RSUs, the vesting and/or settlement of the RSUs, the issuance of Shares allocated to the RSUs and/or the disposition of such Shares and that Participant is not relying on the Company for any tax advice.

12. Section 409A. All payments made and benefits provided under this Agreement are intended to be exempt from the requirements of Section 409A to the maximum extent permitted pursuant to Treasury Regulation Section 1.409A-1(b)(4) so that none of the payments or benefits will be subject to the adverse tax penalties imposed under Section 409A, and any ambiguities herein will be interpreted to be so exempt. In no event will the Company reimburse Participant for any taxes or other penalties that may be imposed on Participant as a result of Section 409A and, by accepting the RSUs, Participant hereby indemnifies the Company for any liability that arises as a result of Section 409A.

13. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, Shares will not be issued pursuant to this Agreement unless the Shares are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The issuance of Shares pursuant to this Agreement also must comply with other applicable law and regulations governing the RSUs, and the Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon settlement of the RSUs unless such issuance or delivery would comply with the applicable law, with such compliance determined by the Company in consultation with its legal counsel.

14. Lock-Up Agreement. If so requested by the Company in connection with a Public Listing, Participant hereby agrees (i) not to offer, pledge, sell, contract to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired without the prior written consent of the Company for a period of 180 days from the date of the consummation of the transaction in which the securities of the Company became a Listed Security (as defined below), and (ii) to execute an agreement reflecting the foregoing. For purposes of this Section, “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange (including, without limitation, pursuant to a transaction with a publicly-listed blank check company then registered under the Securities Act (i.e., a SPAC transaction) or designated or approved for designation as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority (or any successor thereto).

15. Restrictive Legends and Stop-Transfer Orders:

(a) Legends. Any certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by the Company or applicable state and federal corporate and securities laws):

(i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH AND MAY BE OBTAINED FROM THE SECRETARY OF THE COMPANY.”

(b) Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares issued pursuant to this Agreement that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

16. No Employment Rights. Nothing contained in this Agreement is intended to constitute or create a contract of employment, nor shall it constitute or create the right to remain associated with or in the employ or the Service of the Company or any Parent, Subsidiary or affiliate for any particular period of time. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or affiliate of the Company, to terminate Participant’s employment, consulting or other Service relationship, for any reason, with or without cause.

17. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s receipt, vesting or settlement of the RSUs or the Shares allocated thereto or the sale of such Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan and the RSUs before accepting the RSUs or otherwise taking any action related to the RSUs or the Plan.

18. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, whether in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company and any Parent, Subsidiary or affiliate or third parties as may be selected by the Company, for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the RSUs.

Participant understands that the Company and any Parent, Subsidiary or affiliate or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Parent, Subsidiary or affiliate, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Parent, Subsidiary or affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Parent, Subsidiary or affiliate that is Participant’s employer and its payroll provider.

For more information regarding the collection, use, storage, and transfer of Participant’s Personal Data, Participant should also refer to any applicable policies issued by the Company from time to time relating to data protection and privacy.

19. Miscellaneous.

(d) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of California or the federal courts of the United States located in California and no other courts.

(e) Addendum. Notwithstanding any provisions in this Agreement, the RSUs shall be subject to any special terms and conditions set forth in any Addendum to this Agreement for Participant’s country. Moreover, if Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.

(f) Entire Agreement; Enforcement of Rights. This Agreement, together with the Addendum (if applicable), the Grant Notice and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior or contemporaneous discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(g) Severability. If one or more provisions of this Agreement, the Grant Notice or the Plan are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, the Grant Notice and the Plan, (ii) the balance of the Agreement, the Grant Notice and the Plan shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement, the Grant Notice and the Plan shall be enforceable in accordance with its terms.

(h) Language. If Participant has received this Agreement, the Grant Notice or any other document related to the RSUs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(i) Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares allocated to the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Participant also acknowledges that the applicable law of the country in which Participant is residing or working at the time of grant, vesting and settlement of the RSUs or the sale of Shares received pursuant to the RSUs (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Participant to additional procedural or regulatory requirements that Participant is and will be solely responsible for and must fulfill. Such requirements may be outlined in, but are not limited to, the Addendum (if applicable). Notwithstanding any provision herein, the RSUs and Participant’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in the Addendum (if applicable).

(j) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail or a comparable foreign mail service, as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address, email or fax number as set forth on the signature page, as subsequently modified by written notice, or if no address is specified on the signature page, at the most recent address set forth in the Company’s books and records.

(k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(l) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Participant under this Agreement may only be assigned with the prior written consent of the Company.

(m) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Agreement or any notices required by applicable law or the Company’s Certificate of Incorporation or Bylaws by email or any other electronic means. Participant hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically and agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(n) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who are working or residing in the countries listed below and that may be material to Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if the Participant moves to or otherwise is or becomes subject to the applicable law or Company policies of the country listed. However, because foreign exchange regulations and other local laws are subject to frequent change, Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting the RSUs or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s acceptance of the RSUs or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan, the Grant Notice, and the RSU Agreement. This Addendum forms part of the RSU Agreement and should be read in conjunction with the RSU Agreement and the Plan.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The RSU Agreement (of which this Addendum is a part), the Grant Notice, the Plan, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

European Union (“EU”) / European Economic Area (“EEA”) / United Kingdom (“UK”)

Data Privacy. For residents of the EU/EEA or the UK and elsewhere as may be applicable, the following provision applies and supplements Section 18 of the Agreement. Participant understands and acknowledges that:

•  The data controller is the Company; queries or requests regarding Participant’s Personal Data should be made in writing to the Company’s representative relating to the Plan or RSU matters, who may be contacted at: privacy@matterport.com (or any successor to such person).

•  The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which Participant is a party (namely, this RSU Agreement);

•  Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan; and

•  Participant may, at any time, access his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights they may have in relation to their Personal Data under applicable law, including the right to make a complaint to an EU/EEA data protection regulator, or if you are in the UK, the UK Information Commissioner’s Office.

Hong Kong

Securities Law Notice. Warning: The RSUs and Shares issued upon vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries and affiliates. The RSU Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority in Hong Kong, including the Securities and Futures Commission. The RSU Agreement and the incidental communication materials are intended only for the personal use of each eligible Participant and not for distribution to any other person. Participant is advised to exercise caution in relation to the offer. If there is any doubt about any of the contents of the Agreement, including this Addendum, or the Plan, Participant should obtain independent professional advice.

Singapore

Securities Law Notice. This Award of RSUs and Shares to be issued hereunder shall be made available only to an employee, director, consultant, or other “qualifying person” of the Company or its Subsidiary, in reliance on the prospectus exemption set out in Section 273(1)(i) read together with section 273(2) of the Securities and Futures Act (Chapter 289) of Singapore (“the SFA”) and is not made with a view to the Shares so issued being subsequently offered for sale or sold to any other party in Singapore. You understand and acknowledge that this Agreement and/or any other document or material in connection with this offer and the Shares thereunder have not been and will not be lodged, registered or reviewed by the Monetary Authority of Singapore. Any and all Shares to be issued hereunder shall therefore be subject to the general resale restriction under Section 257 of the SFA, and you undertake not to make any subsequent sale in Singapore, or any offer of sale in Singapore, of any of the Shares (received upon settlement of this offer), unless that sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) other than Section 280 of the SFA.

Director Notification Obligation. If you are a director, associate director or shadow director of the Company’s related entities in Singapore, you may be subject to special reporting requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore entity in writing when you receive an interest (e.g., Shares) in the Company, which should be done within 2 days of acquiring or disposing of any such interest. In addition, a notification of such interest should be made within 2 days of becoming a director. Please contact your personal legal advisor for further details.

Exit Tax / Deemed Exercise Rule. If you have received the RSUs in relation to your employment in Singapore, please note that if you are 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months (unless it can be proven that you will not be leaving Singapore permanently), you will likely be taxed on the restricted RSUs on a “deemed exercise” basis, even if the RSUs have not yet vested. You should discuss your tax treatment with your personal tax advisor.

United Kingdom

Settlement. Notwithstanding any discretion in the Plan or the Agreement to the contrary, settlement of the Award shall be in common shares and not, in whole or in part, in the form of cash.

Withholding of Tax. The following supplements Section 8 of the Agreement: If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the end of the UK tax year in which the event giving rise to the Tax-Related Items occurs (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Agreement. Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the Tax-Related Items. In the event that you are a director or executive officer and the Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to you on which additional income tax and national insurance contributions will be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

HMRC National Insurance Contributions. The following supplements Section 8 of the Agreement: You agree that:

a)  Tax-Related Items within Section 8 of the Agreement shall include any secondary class 1 (employer) National Insurance Contributions that:

i.   any employer (or former employer) of yours is liable to pay (or reasonably believes it is liable to pay); and

ii.  may be lawfully recovered from you; and

b)  if required to do so by the Company (at any time when the relevant election can be made) you shall:

i.   make a joint election (with the employer or former employer) in the form provided by the Company to transfer to you the whole or any part of the employer’s liability that falls within Section 8 of the Agreement; and

ii.  enter into arrangements required by HM Revenue & Customs (or any other tax authority) to secure the payment of the transferred liability.

Restricted Securities Elections. If required to do so by the Company (at any time when the relevant election can be made), the Grantee shall enter into a joint election (with the appropriate employer) under section 431(1) or section 431(2) of Income Tax (Earnings & Pensions) Act 2003 in respect of:

a)  any Shares acquired (or to be acquired) on vest of the RSUs;

b)  any securities acquired (or to be acquired) as a result of any surrender of the RSUs; and

c)  any securities acquired (or to be acquired) as a result of holding either Shares acquired on vest of the RSUs or securities specified in paragraph (b) above or this paragraph (c).